SLM Student Loan Trust 1997-2
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04-9/30/04

I. Deal Parameters

		Student Loan Portfolio Characteristics	6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$436,878,857.35	($59,627,905.15)	$377,250,952.20
	ii	Interest to be Capitalized	1,485,063.82		1,262,096.11
		Specified Reserve Acct Balance	—		—

	iii	Total Pool	$438,363,921.17		$378,513,048.31

B	i	Weighted Average Coupon (WAC)	4.247%		4.368%
	ii	Weighted Average Remaining Term	70.74		69.40
	iii	Number of Loans	235,261		213,787
	iv	Number of Borrowers	97,666		89,151

C		Notes and Certificates		Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
	i	A-1 Notes	78442GAN6	0.54%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAP1	0.60%	350,913,921.17	80.051%	291,063,048.31	76.896%
	iii	Certificates	78442GAQ9	0.83%	87,450,000.00	19.949%	87,450,000.00	23.104%

	iv	Total Notes and Certificates			$438,363,921.17	100.000%	$378,513,048.31	100.000%

D	Reserve Account		7/26/2004	10/25/2004
	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,095,909.80	$946,282.62
	iv	Reserve Account Floor Balance ($)	$2,441,522.00	$2,441,522.00
	v	Current Reserve Acct Balance ($)	$2,441,522.00	$2,441,522.00

II. 1997-2 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$56,061,219.75
	ii	Principal Collections from Guarantor	4,865,023.64
	iii	Principal Reimbursements	29,086.42
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$60,955,329.81

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$77,421.25
	ii	Capitalized Interest	(1,404,845.91)

	iii	Total Non-Cash Principal Activity	$(1,327,424.66)

C	Total Student Loan Principal Activity		$59,627,905.15

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,511,825.96
	ii	Interest Claims Received from Guarantors	219,765.01
	iii	Collection Fees/Return Items	56,833.75
	iv	Late Fee Reimbursements	298,020.70
	v	Interest Reimbursements	9,999.88
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	19,802.84
	viii	Subsidy Payments	443,243.14

	ix	Total Interest Collections	$3,559,491.28

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,201.85
	ii	Capitalized Interest	1,404,845.91

	iii	Total Non-Cash Interest Adjustments	$1,407,047.76

F	Total Student Loan Interest Activity		$4,966,539.04

G	Non-Reimbursable Losses During Collection Period		$72,326.18

H	Cumulative Non-Reimbursable Losses to Date		$3,476,792.15

III. 1997-2 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received			$29,795,337.60
	ii	Consolidation Principal Payments			31,130,905.79
	iii	Reimbursements by Seller			2,282.78
	iv	Borrower Benefits Reimbursements			979.47
	v	Reimbursements by Servicer			1,202.65
	vi	Re-purchased Principal			24,621.52

	vii	Total Principal Collections			$60,955,329.81

B	Interest Collections
	i	Interest Payments Received			$2,976,911.26
	ii	Consolidation Interest Payments			217,725.69
	iii	Reimbursements by Seller			2,087.59
	iv	Borrower Benefits Reimbursements			78.02
	v	Reimbursements by Servicer			6,795.59
	vi	Re-purchased Interest			1,038.68
	vii	Collection Fees/Return Items			56,833.75
	viii	Late Fees			298,020.70

	ix	Total Interest Collections			$3,559,491.28

C	Other Reimbursements				$220,129.87

D	Administrator Account Investment Income				$—

E	Return funds borrowed for previous distribution				$—

F	TOTAL FUNDS RECEIVED				$64,734,950.96
	(LESS: SERVICING FEES PREVIOUSLY REMITTED)				$(820,432.43)
	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT				$63,914,518.53

G	Servicing Fee Calculation-Current Month
	i	Unit Charge Calculation			$397,755.30
	ii	Percentage of Principal Calculation			$380,879.99
	iii	Lesser of Unit or Principal Calculation			$380,879.99

H	Servicing Fees Due for Current Period				$380,879.99

I	Carryover Servicing Fees Due				$1,109.79
		Jul-04	Servicing Carryover	$1,109.79
		Aug-04	Servicing Carryover	$—
		Sep-04	Servicing Carryover	$—

	TOTAL:	Carryover Servicing Fee Due		$1,109.79

J	Administration Fees Due				$20,000.00

K	Total Fees Due for Period				$401,989.78

IV. 1997-2	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	3.991%	3.901%	432	407	0.184%	0.190%	$1,446,606.86	$1,409,149.61	0.331%	0.374%

Grace
Current	3.857%	3.919%	187	180	0.079%	0.084%	609,665.29	525,359.02	0.140%	0.139%

TOTAL INTERIM	3.951%	3.906%	619	587	0.263%	0.275%	$2,056,272.15	$1,934,508.63	0.471%	0.513%
REPAYMENT
Active
Current	4.269%	4.409%	165,011	149,782	70.140%	70.061%	$250,266,021.19	$213,884,745.90	57.285%	56.696%
31-60 Days Delinquent	4.276%	4.442%	9,280	8,147	3.945%	3.811%	20,340,544.23	17,401,364.24	4.656%	4.613%
61-90 Days Delinquent	4.296%	4.422%	5,275	4,505	2.242%	2.107%	12,767,158.52	10,742,386.14	2.922%	2.848%
91-120 Days Delinquent	4.294%	4.409%	3,241	3,359	1.378%	1.571%	8,594,921.18	8,300,433.65	1.967%	2.200%
> 120 Days Delinquent	4.300%	4.405%	8,951	9,313	3.805%	4.356%	26,332,723.98	26,529,224.48	6.027%	7.032%

Deferment
Current	4.049%	4.096%	22,336	21,248	9.494%	9.939%	55,566,563.42	50,584,123.95	12.719%	13.409%

Forbearance
Current	4.293%	4.418%	19,450	15,872	8.267%	7.424%	57,749,522.47	45,130,283.31	13.219%	11.963%

TOTAL REPAYMENT	4.247%	4.369%	233,544	212,226	99.270%	99.270%	$431,617,454.99	$372,572,561.67	98.796%	98.760%
Claims in Process (1)	4.337%	4.470%	1,091	969	0.464%	0.453%	$3,187,194.53	$2,731,200.11	0.730%	0.724%
Aged Claims Rejected (2)	4.286%	4.232%	7	5	0.003%	0.002%	$17,935.68	$12,681.79	0.004%	0.003%
GRAND TOTAL	4.247%	4.368%	235,261	213,787	100.000%	100.000%	$436,878,857.35	$377,250,952.20	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.263%	150,335	$237,199,600.12	62.876%
- GSL - Unsubsidized	4.117%	40,404	88,492,231.05	23.457%
- PLUS Loans	5.264%	16,124	36,530,418.88	9.683%
- SLS Loans	5.299%	6,924	15,028,702.15	3.984%

- Total	4.368%	213,787	$377,250,952.20	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.385%	168,095	$307,438,345.68	81.494%
-Two Year	4.284%	31,238	46,460,518.97	12.316%
-Technical	4.307%	14,429	23,318,270.30	6.181%
-Other	4.547%	25	33,817.25	0.009%

- Total	4.368%	213,787	$377,250,952.20	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$3,803,742.93
B	Interest Subsidy Payments Accrued During Collection Period		375,200.56
C	SAP Payments Accrued During Collection Period		386,032.71
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCOUNTS)		170,544.61
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$4,735,520.81

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$4,735,520.81
	iv	Primary Servicing Fee	$1,201,312.42
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$438,363,921.17
	vii	Student Loan Rate	3.22428%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(07/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.21173%
K	Class A-2 Interest Rate	0.005499110	(07/26/04 - 10/25/04)	2.21173%
L	Certificate T-Bill Based Rate of Return			2.44173%
M	Certificate Rate of Return	0.006070968	(07/26/04 - 10/25/04)	2.44173%

VII. 1997-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	–	7/26/2004	1	1.3520%	1.9520%	2.1820%

7/27/2004	–	8/2/2004	7	1.4490%	2.0490%	2.2790%

8/3/2004	–	8/9/2004	7	1.4900%	2.0900%	2.3200%

8/10/2004	–	8/16/2004	7	1.4970%	2.0970%	2.3270%

8/17/2004	–	8/23/2004	7	1.4980%	2.0980%	2.3280%

8/24/2004	–	8/30/2004	7	1.5410%	2.1410%	2.3710%

8/31/2004	–	9/7/2004	8	1.6070%	2.2070%	2.4370%

9/8/2004	–	9/13/2004	6	1.6630%	2.2630%	2.4930%

9/14/2004	–	9/20/2004	7	1.6710%	2.2710%	2.5010%

9/21/2004	–	9/27/2004	7	1.7160%	2.3160%	2.5460%

9/28/2004	–	10/4/2004	7	1.7410%	2.3410%	2.5710%

10/5/2004	–	10/12/2004	8	1.7160%	2.3160%	2.5460%

10/13/2004	–	10/24/2004	12	1.7110%	2.3110%	2.5410%

Total Days in Accrual Period			91

VIII. 1997-2 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$436,878,857.35
	ii	Interest To Be Capitalized	1,485,063.82

	iii	Total Pool	$438,363,921.17
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$438,363,921.17

B	Total Note and Certificate Factor		0.1755949
C	Total Note and Certificate Balance		$438,363,921.17

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.4342994	1.0000000
	ii	Expected Note Balance	$0.00	$350,913,921.17	$87,450,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,441,522.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1997-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D)		$64,085,063.14	$64,085,063.14

B	Primary Servicing Fees-Current Month		$380,879.99	$63,704,183.15
C	Administration Fee		$20,000.00	$63,684,183.15

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$63,684,183.15
	ii	Class A-2	$1,929,714.29	$61,754,468.86

	iii	Total Noteholder’s Interest Distribution	$1,929,714.29

E	Certificateholder’s Return Distribution Amount		$530,906.15	$61,223,562.71

F	Noteholder’s Principal Distribution Amount
	i	Class A-1	$0.00	$61,223,562.71
	ii	Class A-2	$59,850,872.86	$1,372,689.85

	iii	Total Noteholder’s Principal Distribution	$59,850,872.86

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,372,689.85

H	Increase to the Specified Reserve Account Balance		$0.00	$1,372,689.85

I	Carryover Servicing Fees		$1,109.79	$1,371,580.06

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,371,580.06
	i	Class A-2	$0.00	$1,371,580.06

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,371,580.06

L	Excess to Reserve Account		$1,371,580.06	$0.00

X. 1997-2 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due			$0.00	$1,929,714.29	$530,906.15
	ii	Quarterly Interest Paid			0.00	1,929,714.29	530,906.15

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$59,850,872.86	$0.00
	viii	Quarterly Principal Paid			0.00	59,850,872.86	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$61,780,587.15	$530,906.15

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04			$438,363,921.17
	ii	Adjusted Pool Balance 9/30/04			378,513,048.31

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)			$59,850,872.86

	iv	Adjusted Pool Balance 6/30/04			$438,363,921.17
	v	Adjusted Pool Balance 9/30/04			$378,513,048.31

	vi	Current Principal Due (iv-v)			$59,850,872.86
	vii	Principal Shortfall from Previous Collection Period			$—

	viii	Principal Distribution Amount (vi + vii)			$59,850,872.86

	ix	Principal Distribution Amount Paid			$59,850,872.86

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$59,850,872.86
D		Total Interest Distribution			2,460,620.44

E		Total Cash Distributions-Note and Certificates			$62,311,493.30

F	Note & Certificate Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	(78442GAN6)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAP1)	$350,913,921.17	$291,063,048.31
		A-2 Note Pool Factor		0.4342994	0.3602265

	iii	Certificate Balance	(78442GAQ9)	$87,450,000.00	$87,450,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,441,522.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,371,580.06

	iv	Total Reserve Account Balance Available			$3,813,102.06
	v	Required Reserve Account Balance			$2,441,522.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Investment Corp.			$1,371,580.06
	viii	Ending Reserve Account Balance			$2,441,522.00

XI. 1997-2 Historical Pool Information

						2003	2002
			7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$436,878,857.35	$472,746,797.97	$524,223,113.34	$779,242,552.78	$1,092,804,774.45

	Student Loan Principal Activity
	i	Regular Principal Collections	$56,061,219.75	$32,643,699.34	$48,443,293.61	$211,578,782.99	$186,552,253.37
	ii	Principal Collections from Guarantor	4,865,023.64	4,646,178.78	4,403,629.04	21,575,179.37	26,114,814.73
	iii	Principal Reimbursements	29,086.42	16,606.80	259,706.44	31,472,275.58	117,618,447.28
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$60,955,329.81	$37,306,484.92	$53,106,629.09	$264,626,237.94	$330,285,515.38
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$77,421.25	$72,025.90	$72,538.77	$1,334,278.52	$2,397,460.79
	ii	Capitalized Interest	(1,404,845.91)	(1,510,570.20)	(1,702,852.49)	(10,941,077.02)	(19,120,754.50)

	iii	Total Non-Cash Principal Activity	$(1,327,424.66)	$(1,438,544.30)	$(1,630,313.72)	$(9,606,798.50)	$(16,723,293.71)

(-)	Total Student Loan Principal Activity		$59,627,905.15	$35,867,940.62	$51,476,315.37	$255,019,439.44	$313,562,221.67

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,511,825.96	$2,561,176.74	$2,992,774.25	$17,267,349.32	$33,262,108.23
	ii	Interest Claims Received from Guarantors	219,765.01	212,989.56	217,346.97	1,193,120.18	1,829,293.55
	iii	Collection Fees/Return Items	56,833.75	45,467.75	61,965.71	167,443.19	53,517.66
	iv	Late Fee Reimbursements	298,020.70	246,981.79	326,272.09	1,209,536.57	1,360,761.88
	v	Interest Reimbursements	9,999.88	15,278.25	16,957.65	232,756.18	961,715.80
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	19,802.84	(397.07)	(335.78)	(2,766.22)	(2,171.79)
	viii	Subsidy Payments	443,243.14	473,112.86	489,039.92	2,870,805.47	5,258,467.59

	ix	Total Interest Collections	$3,559,491.28	$3,554,609.88	$4,104,020.81	$22,938,244.69	$42,723,692.92
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,201.85	$1,614.77	$231.40	$(978,023.80)	$(1,922,268.50)
	ii	Capitalized Interest	1,404,845.91	1,510,570.20	1,702,852.49	10,941,077.02	19,120,754.50

	iii	Total Non-Cash Interest Adjustments	$1,407,047.76	$1,512,184.97	$1,703,083.89	$9,963,053.22	$17,198,486.00

	Total Student Loan Interest Activity		$4,966,539.04	$5,066,794.85	$5,807,104.70	$32,901,297.91	$59,922,178.92
(=)	Ending Student Loan Portfolio Balance		$377,250,952.20	$436,878,857.35	$472,746,797.97	$524,223,113.34	$779,242,552.78
(+)	Interest to be Capitalized		$1,262,096.11	$1,485,063.82	$1,660,840.16	$1,789,200.08	$2,935,782.20

(=)	TOTAL POOL		$378,513,048.31	$438,363,921.17	$474,407,638.13	$526,012,313.42	$782,178,334.98

(+)	Reserve Account Balance		$—	$—	$—	$—	$—

(=)	Total Adjusted Pool		$378,513,048.31	$438,363,921.17	$474,407,638.13	$526,012,313.42	$782,178,334.98

XII. 1997-2 Historical Pool Information (continued)

			2001	2000	1999	1998	1997
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	6/2/97-12/31/97
Beginning Student Loan Portfolio Balance			$1,373,772,774.82	$1,629,527,099.04	$1,917,283,858.04	$2,233,565,975.40	$2,417,769,037.18

	Student Loan Principal Activity
	i	Regular Principal Collections	$237,936,212.27	$234,528,131.50	$253,154,260.33	$264,350,558.07	$154,030,100.79
	ii	Principal Collections from Guarantor	29,125,355.69	21,915,640.18	32,047,542.59	77,923,962.28	16,025,808.39
	iii	Principal Reimbursements	40,251,278.39	33,535,804.49	37,640,816.98	2,789,773.15	39,285,454.89
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$307,312,846.35	$289,979,576.17	$322,842,619.90	$345,064,293.50	$209,341,364.07
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,760,660.58	$3,920,384.45	$4,811,498.35	$5,168,111.55	$2,950,257.67
	ii	Capitalized Interest	(29,105,506.56)	(38,145,636.40)	(39,897,359.25)	(33,950,287.69)	(28,088,559.96)

	iii	Total Non-Cash Principal Activity	$(26,344,845.98)	$(34,225,251.95)	$(35,085,860.90)	$(28,782,176.14)	$(25,138,302.29)

(-)	Total Student Loan Principal Activity		$280,968,000.37	$255,754,324.22	$287,756,759.00	$316,282,117.36	$184,203,061.78

	Student Loan Interest Activity
	i	Regular Interest Collections	$60,483,390.40	$78,598,760.37	$93,819,649.56	$115,485,649.82	$73,570,233.66
	ii	Interest Claims Received from Guarantors	2,340,293.79	1,461,484.88	1,947,639.88	5,010,138.66	942,409.55
	iii	Collection Fees/Return Items	—	—	—	—	—
	iv	Late Fee Reimbursements	1,782,816.96	1,960,471.82	2,083,899.66	652,960.74	—
	v	Interest Reimbursements	367,133.02	399,430.61	553,759.18	90,862.70	603,909.65
	vi	Other System Adjustments	—	(9,576.45)	—	—	—
	vii	Special Allowance Payments	2,674,477.19	13,379,818.80	3,683,428.87	1,844,250.34	856,056.99
	viii	Subsidy Payments	8,874,065.22	11,726,935.96	14,399,679.79	22,372,421.48	9,250,855.29

	ix	Total Interest Collections	$76,522,176.58	$107,517,325.99	$116,488,056.94	$145,456,283.74	$85,223,465.14
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,188,060.05)	$(3,563,299.37)	$(4,230,851.79)	$(3,770,021.88)	$(2,673,876.35)
	ii	Capitalized Interest	29,105,506.56	38,145,636.40	39,897,359.25	33,950,287.69	28,088,559.96

	iii	Total Non-Cash Interest Adjustments	$26,917,446.51	$34,582,337.03	$35,666,507.46	$30,180,265.81	$25,414,683.61

	Total Student Loan Interest Activity		$103,439,623.09	$142,099,663.02	$152,154,564.40	$175,636,549.55	$110,638,148.75
(=)	Ending Student Loan Portfolio Balance		$1,092,804,774.45	$1,373,772,774.82	$1,629,527,099.04	$1,917,283,858.04	$2,233,565,975.40
(+)	Interest to be Capitalized		$4,667,811.50	$6,391,660.27	$11,573,794.32	$18,006,404.61	$16,849,041.28

(=)	TOTAL POOL		$1,097,472,585.95	$1,380,164,435.09	$1,641,100,893.36	$1,935,290,262.65	$2,250,415,016.68

(+)	Reserve Account Balance		$2,743,681.46	$3,450,411.09	$4,102,752.23	$4,838,225.66	$5,847,275.49

(=)	Total Adjusted Pool		$1,100,216,267.41	$1,383,614,846.18	$1,645,203,645.59	$1,940,128,488.31	$2,256,262,292.17

XIII. 1997-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-97	$2,441,522,427	—
Oct-97	$2,338,910,195	5.99%
Jan-98	$2,250,415,017	6.53%
Apr-98	$2,163,849,632	6.60%
Jul-98	$2,080,713,168	6.51%
Oct-98	$2,007,422,289	6.14%
Jan-99	$1,935,290,263	5.85%
Apr-99	$1,856,054,951	5.78%
Jul-99	$1,766,118,694	6.00%
Oct-99	$1,701,175,462	5.61%
Jan-00	$1,641,100,893	5.16%
Apr-00	$1,575,808,389	4.85%
Jul-00	$1,512,145,103	4.56%
Oct-00	$1,442,295,241	4.41%
Jan-01	$1,380,164,435	4.13%
Apr-01	$1,320,920,343	3.94%
Jul-01	$1,255,501,005	3.87%
Oct-01	$1,181,353,804	3.98%
Jan-02	$1,097,472,586	4.26%
Apr-02	$1,019,529,677	4.45%
Jul-02	$952,661,090	4.44%
Oct-02	$859,179,858	4.98%
Jan-03	$782,178,335	5.26%
Apr-03	$711,878,593	5.45%
Jul-03	$664,852,746	5.16%
Oct-03	$578,311,442	5.88%
Jan-04	$526,012,313	5.84%
Apr-04	$474,407,638	5.80%
Jul-04	$438,363,921	5.31%
Oct-04	$378,513,048	5.69%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.